Exhibit 99.1
Hyde Park Acquisition Corp.

FOR IMMEDIATE RELEASE

HYDE PARK ACQUISITION CORP. ANNOUNCES STRONG 2008 THIRD QUARTER PRELIMINARY RESULTS FOR ESSEX CRANE RENTAL CORP AND INCREASES FULL YEAR
RENTAL EBITDA GUIDANCE

BOARD OF DIRECTORS APPROVES POST-CLOSING COMMON STOCK AND / OR
WARRANT REPURCHASE PROGRAM OF $12 MILLION

Highlights

•
Rental EBITDA for the third quarter of 2008 is expected to increase by 40.9% to $12.0 million, excluding a one time charge of approximately $350,000 associated with the sale of the business to Hyde Park, from $8.5 million in the third quarter of 2007.

•	2008 Rental EBITDA forecasted to be $41.1 million, an increase of 12.6% from Essex’s initial 2008 Rental EBITDA guidance of $36.5 million

NEW YORK, NY - October 22, 2008- Hyde Park Acquisition Corp. (OTCBB: HYDQ; HYDQW; HYDQU) (“Hyde Park”) today announced preliminary, unaudited Rental EBITDA for the 2008 third quarter ended September 30, 2008 for its acquisition target, Essex Holdings LLC and its subsidiary, Essex Crane Rental Corp. (“Essex”) and that Essex’s management raised its year ending December 31, 2008 Rental EBITDA guidance.  Hyde Park also announced that, if the acquisition of Essex is approved by Hyde Park’s stockholders, subsequent to closing the acquisition of Essex, Hyde Park intends to initiate a $12 million open market common stock and/or warrant buyback program.  On March 6, 2008, Hyde Park entered into a definitive agreement to acquire privately-held Essex, which owns one of the largest specialized fleets of lattice-boom crawler cranes and attachments in North America. A Special Meeting of Hyde Park’s stockholders to approve this transaction is scheduled for Friday, October 31, 2008 at 10:00 am Eastern Time. If the transaction is approved by Hyde Park’s stockholders, upon closing of the acquisition, Hyde Park will change its name to Essex Rental Corp. and seek a NASDAQ listing.

For the quarter ended September 30, 2008, Essex’s Rental EBITDA is expected to increase by approximately 40.9% to $12.0 million (excluding a one time charge of approximately $350,000 associated with the sale of Essex to Hyde Park) versus $8.5 million for the same period last year. For the nine months ended September 30, 2008, Rental EBITDA is expected to increase by 41.4% to $32.2 million (excluding one time charges of approximately $1,000,000 associated with the sale of the business to Hyde Park) versus $22.8 million for the same period last year. All results are unaudited and should be considered preliminary and may be subject to change as a result of review by Essex’s independent auditors. A reconciliation of Rental EBITDA to income from operations, the most directly comparable financial measure calculated in accordance with GAAP, is included in the financial tables accompanying this release.

Rental EBITDA for the year ending December 31, 2008 is forecasted to be approximately $41.1 million, an increase of 12.6% compared to Essex’s initial forecast of $36.5 million and an increase of 4.3% compared to the high end of their recently revised 2008 Rental EBITDA guidance of $39.4 million. The growth in Rental EBITDA continues to be driven by strong utilization rates for Essex’s fleet and increasing average monthly crane rental rates, the latter resulting from a mix shift towards higher lift capacity equipment and same crane class rental rate increases on a year over year basis. For the quarter ended September 30, 2008 average monthly crane rental rates increased by 34.4% to $22,258 versus $16,563 for the same quarter last year.

Laurence S. Levy, Chairman and CEO of Hyde Park, commented, “As we proceed toward completing our acquisition of Essex, we are pleased to report that Essex’s operating performance continues to exceed the March 2008 projections that the transaction value was predicated on. Essex’s contractual backlog and new bookings continue to be strong, particularly for its large capacity crawler cranes. This demand continues to support high utilization and pricing above our forecasts for cranes with capacities above 200 tons. Moreover, we are pleased to report that the current uncertainty in the credit markets has not had an impact on our fully committed debt facility, which will enable Hyde Park to both close the Essex acquisition, and provide sufficient liquidity for future growth and investment.”

Separately, based on the visibility provided by Essex’s existing backlog, and the significant amount of free cash flow that Essex generates, Hyde Park’s board of directors has approved a $12 million open market common stock and/or warrant buyback program intended to be implemented subsequent to closing the acquisition. The stock and/or warrant buyback is not expected to impact Essex’s planned strategy to continue to invest capital and reposition its fleet towards higher lifting capacity rate equipment.

About Hyde Park Acquisition Corp. and Essex Crane Rental Corp.

Hyde Park Acquisition Corp. was incorporated in Delaware on August 21, 2006 as a blank check company whose objective is to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Hyde Park’s initial public offering was declared effective March 5, 2007 and was consummated on March 13, 2007. Upon closing of the Essex acquisition, Hyde Park will change its name to Essex Crane Rental Corp and seek a NASDAQ listing.

Headquartered in Chicago, Essex Crane Rental Corp. is one of North America's largest providers of lattice-boom crawler crane and attachment rental services. With over 350 cranes and attachments in its fleet, Essex supplies cranes for construction projects related to power generation, petro-chemical, refineries, water treatment & purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial construction.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of Hyde Park and Essex and their respective management teams. These statements may be identified by the use of words like “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “should”, “seek” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Hyde Park’s and Essex’s expectations include, without limitation, the failure of Hyde Park’s stockholders to approve the acquisition of Essex, the number and percentage of Hyde Park’s stockholders voting against the acquisition of Essex and electing to exercise their conversion rights, changing interpretations of generally accepted accounting principles, costs associated with continued compliance with government regulations, legislation and the regulatory environment, the continued ability of Essex to successfully execute its business plan, demand for the products and services Essex provides, general economic conditions, geopolitical events and regulatory changes, as well has other relevant risks detailed in Hyde Park’s filings with the Securities and Exchange Commission. Hyde Park and Essex undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Hyde Park, Essex, and their respective directors and officers may be deemed participants in the solicitation of proxies from Hyde Park stockholders. A list of the names of those directors and officers and descriptions of their interests in Hyde Park is contained in Hyde Park’s definitive proxy statement which was filed on October 8, 2008. Hyde Park’s stockholders may obtain additional information about the interests of its and Essex’s directors and officers in the proposed acquisition by reading Hyde Park’s definitive proxy statement.

This press release contains unaudited financial measures of performance and liquidity which are not calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that the presentation of these non-GAAΡ financial measures serves to enhance understanding of Essex’s individual operating and financial performance. These non-GΑΑΡ financial measures should be considered in addition to, but not as substitutes for, the most directly comparable U.S. GAAP measures.

Rental EBITDA represents earnings before interest, taxes, depreciation and amortization generated in the ordinary course of business, which does not include sales of rental equipment. Rental EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of Essex’s operating performance, or cash flows from operating activities, as measures of liquidity. Rental EBITDA has been presented as a supplemental disclosure because EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of Rental EBITDA to income from operations, the most directly comparable financial measure calculated in accordance with GAAP, is included in the financial tables accompanying this release.

Stockholders are advised to read Hyde Park’s definitive proxy statement in connection with the solicitation of proxies for the special meeting because the definitive proxy statement contains important information. The definitive proxy statement has been mailed to stockholders of record as of October 8, 2008, which date was established for voting on the proposed acquisition of Essex. Stockholders can obtain a copy of the definitive proxy statement, without charge, by directing a request to: Hyde Park Acquisition Corp., 461 Fifth Avenue, 25th Floor, New York, NY 10017. The definitive proxy can also be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

CONTACT:	-OR-	INVESTOR RELATIONS:
Hyde Park Acquisition Corp.		The Equity Group Inc.
Laurence S. Levy		Melissa Dixon
Chairman & CEO		Senior Account Executive
(212) 644-3450 / lsl@hphllc.com		(212) 836-9613 / mdixon@equityny.com
Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com

Reconciliation of Income from Operations
to Total EBITDA and Rental EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Income from Operations	$10,547,673	$8,235,007	$28,376,432	$20,084,020
Add: Depreciation	2,071,199	2,038,512	6,212,574	6,005,102
Add: Other depreciation and amortization	31,531	33,840	98,479	96,769
Total EBITDA	12,650,403	10,307,359	34,687,485	26,185,891
Minus: Used rental equipment sales	1,915,000	5,414,800	6,709,034	8,152,468
Add: Net book value of rental equipment sold	888,126	3,606,633	3,186,106	4,720,646
Rental EBITDA	$11,623,529	$8,499,192	$31,164,557	$22,754,069

Guidance for the Year Ended December 31, 2008

Income from Operations	$38,200,000
Add: Depreciation	8,300,000
Add: Other depreciation and amortization	130,000
Total EBITDA	46,630,000
Minus: Used rental equipment sales	10,400,000
Add: Net book value of rental equipment sold	4,870,000
Rental EBITDA (1)	$41,100,000

(1) Forecasted 2008 Rental EBITDA is after an assumed $2.3 million of public company expenses, consistent with the March 2008 original Rental EBITDA forecast.